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                                                                    Exhibit 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES

      The following tables set forth our consolidated ratios of earnings to fixed charges for each year in the five-year period ended December 31, 2004, in accordance with Mexican GAAP and U.S. GAAP.

GRUPO TELEVISA, S.A.
RATIO OF EARNINGS TO FIXED CHARGES
(MILLIONS OF MEXICAN PESOS IN PURCHASING POWER AS OF DECEMBER 31, 2004)

                                                                                                     DECEMBER
                                                                                                     --------
MEXICAN GAAP:                                                                     2000       2001      2002       2003      2004
-------------                                                                   -------     -------   -------   -------    -------
EARNINGS:
  Pretax-income from continuing operations                                      1,751.4     2,880.7   1,160.9   4,450.5    6,131.4

  Add:

                  Fixed charges                                                 2,029.0     1,852.9   1,856.0   1,868.2    2,645.5
                  Amortization of capitalized interest (Property, plant and
                  equipment)                                                       77.7       151.5      81.1      80.4       76.5
                  Distributed income of equity investees                              -           -         -         -          -
                  Share of pre-tax losses of equity investees for which
                  charges arising from guarantees are included in fixed
                  charges                                                             -           -         -         -          -
  Subtract:

                  Interest capitalized                                                -           -         -         -          -
                  Minority interest in pre-tax income of subsidiaries that
                  have not incurred fixed charges                                 211.1        31.5     (75.3)   (127.3)    (231.8)
  Total:                                                                        3,647.0     4,853.6   3,173.3   6,526.4    9,085.2

FIXED CHARGES:
  Interest costs:

                  Expensed                                                      1,690.0     1,392.7   1,499.7   1,447.2    2,095.4
                  Capitalized                                                         -           -         -         -          -
  Total                                                                         1,690.0     1,392.7   1,499.7   1,447.2    2,095.4

  Amortization of debt expense and discount related to indebtedness                   -           -         -         -          -
  Rental expense                                                                  339.0       460.2     356.3     421.0      550.1
  Total                                                                         2,029.0     1,852.9   1,856.0   1,868.2    2,645.5
                                                                                =======     =======   =======   =======    =======
RATIO OF EARNINGS TO FIXED CHARGES                                                  1.8         2.6       1.7       3.4        3.4
                                                                                =======     =======   =======   =======    =======
Earnings were insufficient to cover fixed charges by

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GRUPO TELEVISA, S.A.
RATIO OF EARNINGS TO FIXED CHARGES
(MILLIONS OF MEXICAN PESOS IN PURCHASING POWER AS OF DECEMBER 31, 2004)

                                                                                                     DECEMBER
                                                                                                     --------
US GAAP:                                                                         2000      2001        2002       2003        2004
--------                                                                       -------    -------     -------    -------    -------
EARNINGS:
  Pretax-income from continuing operations (under Mexican GAAP)                1,751.4    2,880.7     1,160.9    4,450.5    6,131.4

  Total adjustments under US GAAP:                                             1,172.2      (51.3)   (2,045.7)    (833.5)    (990.6)
  Subtract:

                    Deferred income taxes                                        102.1     (696.5)      623.4   (2,288.5)     249.4
                    Discontinued operations                                          -          -           -          -          -
                    Minority interest                                                -          -         8.8       (0.1)         -
  Sub-total adjustments under US GAAP:                                         1,070.1      645.2    (2.677.9)   1,455.1   (1,240.0)

  Subtract:

                    Employee Profit Sharing                                       21.7       24.9         4.5        5.8        6.5
                    Deferred Employees profit sharing                             40.1          -           -          -          -

  Add:

                    Fixed charges                                              2,029.0    1,852.9     1,856.0    1,868.2    2,645.5
                    Amortization of capitalized interest under US GAAP               -          -           -          -          -
                    Distributed income of equity investors                           -          -           -          -          -
                    Share of pre-tax losses of equity investees for which
                    charges arising from guarantees are included in fixed
                    charges                                                          -          -           -          -          -
  Subtract:

                    Interest capitalized                                             -          -           -          -          -
                    Minority interest in pre-tax income of subsidiaries that
                    have not incurred fixed charges                              211.1       31.5       (75.3)    (127.3)    (231.8)

  Total                                                                        4,577.6    5,322.4       409.8    7,895.3    7,762.2

FIXED CHARGES:
  Interest costs:

                    Expensed                                                   1,690.0    1,392.7     1,499.7    1,447.2    2,095.4
                    Capitalized                                                      -          -           -          -          -

  Amortization of debt expense and discount related to indebtedness                  -          -           -          -          -
  Rental expense                                                                 339.0      460.2       356.3      421.0      550.1
  Total                                                                        2,029.0    1,852.9     1,856.0    1,868.2    2,645.5
RATIO OF EARNINGS TO FIXED CHARGES                                                 2.3        2.9           -        4.3        2.9
Earnings were insufficient to cover fixed charges by                                                  1,446.2